Exhibit 3.3

Ludwig Enterprises, Inc.

a Nevada Corporation

BY-LAWS

Offices

1.	The principal office of the corporation shall be located at such place as the Board of Directors shall, from time to time, determine.
2.	The Corporation may also have offices at such other places as the Board of Directors and/or the President may appoint in accordance with the approved business plan.

Seal

3.	The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its creation and the words “Corporate Seal, Nevada”.

Stockholders’ Meetings

4.	Meetings of the shareholders shall be held at such place as shall be fixed, from time to time, by the Board of Directors.

4a) The Board of Directors may it its sole discretion determine that the meeting of the Shareholders shall not be held at any place but shall instead be held solely by means of remote communication under subsection (b) of this section.

4b) If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may by means of remote communication (i) Participate in a meeting of the shareholders; and (ii) Be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communications, if: 1) The corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a shareholder or proxyholder; 2) The corporation implements reasonable measures to provide shareholders and proxyholders referred to in subparagraph 1 of this paragraph a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including and opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and 3) The corporation records any vote or other action taken at the meeting by a shareholder or proxy holder by means of remote communication.

5.	Stockholders may vote at all meetings either in person or by proxy in writing.
6.	A majority in amount of the stock issued and outstanding represented by the holder in person, absentia or by proxy shall be requisite at every meeting to constitute a quorum for the election of Directors or for the transaction of other business except as provided by statute, amendment or the articles of incorporation. A shareholder shall be deemed present in “absentia” provided proof is available that the shareholder was provided timely and proper notice.

7.	Voting upon all questions at all meetings of the stockholders shall be by shares of stock and not per capita, unless otherwise provided in the Articles of Incorporation, or any amendment thereof.
8.	The vote for Directors, and upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.
8a	Any action, which may be taken by the vote of the stockholders at a meeting, may be taken without shareholder notice or a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Annual Meeting

9.	The annual meeting of stockholders, after the year 2005, shall be held on the first Monday of March in each year, unless a legal holiday, and if a legal holiday, then on the next secular day following, at a site to be determined each year by the Board of Directors, at two o’clock P.M., when they shall elect by a plurality vote, by ballot, a Board of one Director to serve for one, two or three years as recommended by the Board of Directors, each stockholder being entitled to one vote, in person or by proxy, for each share of stock standing registered in his or her name. Time and Location of such meeting to be conspicuously posted in the company’s headquarters, no other notice need be given.

Proxies to be Filed

10.	All proxies shall be filed with the Secretary of the meeting before being voted upon.

List of Stockholders

11.	A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the number of shares held by each, shall be prepared by the Secretary and shall be produced at the time and place of the meeting.

Special Meetings of Stockholders

12.	Special meetings of the stockholders may be called by the President, and shall be called at the request in writing to the President of, or by vote of, a majority of the Board of Directors, or at the request in writing by stockholders of record owning a majority in amount of the capital stock of the Corporation issued and outstanding.

Notice of Meetings

13.	Written or personal notice stating the place, date, hour and purpose of any meeting shall be given not less then ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Notice may be communicated by fax, e-mail or other electronic means so long as a record of its transmittal is retained. In the alternative notice may be given by posting such Notice of Meeting for a minimum of ten days in a conspicuous location in the corporate offices or on the company’s web site.

Regular Meetings of Directors

14.	A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of Stockholders at the place where such meetings of the Stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Special Meetings of Board

15.	Special meetings of the Board may be called by the Chairman of the Board, Secretary or President on one days’ notice to each Director, either personally, by mail or by wire; special meetings may be called in like manner and on like notice, on the written request of a majority of the Directors in office.

Quorum at Meetings of Board

16.	A majority of the Directors shall be necessary at all meetings to constitute a quorum for the transaction of any business. Any director wishing to attend a regular meeting of the Board of Directors via the telephone, voice over the internet or the like shall notice the Secretary (3) three or more days prior to such meeting, the preceding notice requirement shall not apply for Special Meetings, and the Secretary shall provide a telephone or video-phone connections to such Director. A Director conforming to the above and acknowledging his or her presence over such remote communications connection shall be deemed to be present at such meeting with all rights and privileges as if he or she where physically present.

General Powers of Directors

17.	The Board of Directors shall management of the business of the Corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the stockholders.

Specific Powers or Directors

18.	Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the Articles of Incorporation and by these ByLaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

First. From time to time, make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.

Second. To purchase or otherwise acquire for the Corporation any property, rights or privileges, which the Corporation is, authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall from time to time see fit.

Third. At their discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

Fourth. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

Fifth. By Majority Vote to appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they think fit.

Sixth. After Majority Vote to confer by resolution upon any appointed officer of the Corporation the power to choose, remove or suspend such subordinate officers, agents or servants.

Seventh. To appoint any person or persons to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.

Eighth. To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

Ninth. From time to time provide for the management of the affairs of the Corporation, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent and to appoint any persons to be the agents of the Corporation, with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

Tenth By Majority vote to amend these By-Laws with full authority of the shareholders.

Compensation of Directors

19.	Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
20.	Members of special or standing committees may be allowed like compensation f or attending committee meetings.

Election of Officers

21.	The Corporation shall have a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers, a Chairman of the Board of Directors~~,~~. The president can appoint one or more Vice-Presidents, and one or more assistant officers.

22.	All such officers shall be subject to removal by resolution of the Board at any time, with or without cause; providing a majority of the whole Board shall vote in favor thereof.

The President

23.	The President, also known as the Chief Executive Officer, shall preside at all meetings of the stockholders; he shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, and when authorized by the Board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or the Treasurer.
24.	He shall have general superintendence and direction of all the other officers of the Corporation, and shall see that their duties are properly performed.
25.	He shall submit a report of the operations of the Corporation for the fiscal year to the Directors at their regular meeting, and to the stockholders at the annual meeting, and from time to time shall report to the Board all matters within his knowledge, which the interests of the Corporation may require to be brought to their notice.
26.	He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

The Vice-President

27.	The Vice-President shall be vested with all the powers, and required to perform all the duties of the President in his absence ~~as well as any other duties as the Board of Directors may prescribe~~.

The Secretary

28.	The Secretary shall keep full minutes of all meetings of the stockholders and Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notices of all meetings of the stockholders of the Corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. In the event that the Secretary is unable, for any reason, to be present or perform his duties the Chairman of the Board and/or president, may either appoint himself or another to the position of assistant Secretary with all of the powers of the Secretary. Such appointment may be temporary or for the term of the

Secretary.

The Treasurer

29.	The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.
30.	He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and at the regular annual meeting of the Board, a like report for the preceding year.

31.	He shall give the Corporation a bond in a sum, and with one or more sureties, if the Board of Directors so determine, for the faithful performance of the duties of his office, and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation.

Vacancies

32.	If the office of any Director, or of the President, Vice-President, Secretary or Treasurer, one or more, becomes vacant, by reason of death, resignation, disqualification, or otherwise, the remaining Directors, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term.

Officers May Resign

33.	Any Director or other officer may resign his office at any time, such resignation to be made in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

Duties of Officers May be Delegated

34.	In case of the absence of any officer of the Corporation, or for any other reason that the president or the Board may deem sufficient, the president or in his absence the Board may delegate the powers or duties of such officer to any other officer, or to any Director for the time being; provided a majority of the entire Board concur therein.

Transfers of Stock

35.	All transfers of the stock of the Corporation shall be made upon the books of the Corporation by the holder of the shares in person, or by his legal representatives, certificates of stock shall be surrendered and cancelled at the time of transfer.
36.	No transfer of stock shall be made within ten days next preceding the day appointed for paying a dividend.
37.	The Board may also close the transfer books for not exceeding twenty days preceding the annual meeting of stockholders.
38.	The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by Statute.

Certificates of Stock

39.	Certificates of Stock shall be signed by the President or Vice-President, and the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary and shall bear the seal of the Corporation (if required). Any shareholder requesting affirmation of ownership in the form of a physical Stock Certificate shall be solely responsible for the costs associated with such request. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of such corporation.

Loss of Certificate

40.	Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board may require, and shall give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of such certificate, whereupon the proper officers may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board. All costs associated with issuance of a Lost Certificate shall be the sole responsibility of the shareholder requesting such.

Inspection of Books and Accounts

41.	The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; stockholders may inspect the books of the Corporation at such reasonable times as the Board of Directors may by resolution designate.

Dividends

42.	Dividends on the capital stock of the Corporation when earned, shall be declared at the discretion of the Board of Directors.

Directors’ Annual Statement

43.	The Board of Directors shall present at each annual meeting, and when called for by the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

Notice

44.	Whenever notice is required by statute or by these By-Laws to be given to the stockholders, or the Directors, written or personal notice permitted unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-office box, properly stamped, addressed to such stockholder, Director or officer; and such notice shall be deemed to have been given at the time of such mailing, except where notice is given by wire, in which latter case notice shall be deemed to be given at the time the same is delivered to the telegraph company. Notice may be communicated by fax, e-mail or other electronic means so long as a record of receipt by the receiving party is provided to the sender. Notice may also be given through posting of on the company’s web site for a minimum period of (10) ten calendar days prior to the meeting date or date of required action.

Amendments

45.	The stockholders, by the affirmative vote of a majority of the stock represented by the holder in person or by proxy present at such meeting may at any annual meeting, or upon notice at any special meeting, alter or amend these By-Laws.
46.	The Board of Directors, by the affirmative vote of a majority of the members, may alter or amend these By-Laws at any regular meeting of the Board or at any special meeting of the Board, provided that notice of the proposed alteration or amendment has been give to each Director.
47.	Previous By-Laws are revoked and rescinded.

I THE UNDERSIGNED, being the Secretary of Ludwig Enterprises, Inc.

DO HEREBY CERTIFY the foregoing to be the by-laws of said corporation, as adopted at a meeting of the Directors held on the 1st day of March 2010.

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Assistant Secretary, Ludwig Enterprises, Inc.